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                                                                      Exhibit 5





                             September 12, 1997

Fall River Gas Company
155 North Main Street
Fall River, MA 02722

Gentlemen:

    You are seeking to register an aggregate of 391,000 shares of Common stock, $0.83 1/3 par value, of Fall River Gas Company (the "Company") under the Securities Act of 1933, as amended. You have requested that we furnish to you an opinion which is to be filed as Exhibit 5 to the registration Statement on Form S-2 relating to such securities.

    We have examined the Company's charter documents, as amended, the Company's By-Laws, copies of the votes of the Board of Directors of the Company, the Form S-2 Registration Statement which you propose to file with the Securities and Exchange Commission relative to the offering described above, and such other documents as we deemed pertinent. We have made such examination of law as we have felt necessary in order to render this opinion.

    It is our understanding that the purpose of the above described offering is to provide the Company with funds to permanently finance additions to the Company's property, plant and equipment which had been temporarily financed by means of short-term bank borrowings and the use of internally generated funds.

    On the basis of the foregoing, we are of the opinion that:

    1. The Company has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts.

    2. Subject to (i) approval and authorization by the Massachusetts Department of Public Utilities to issue and sell the shares of Common Stock described above and subject to (ii) the absence of a timely appeal of such approval and authorization, the stock being registered will be legally issued, fully paid and non-assessable when issued and delivered for the consideration described in the Registration Statement.

    This opinion does not pass on the application of the "Blue Sky" or securities laws of

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various states.

    We hereby consent that this opinion may be filed as an exhibit to the Registration Statement to be filed by you with the Securities and Exchange Commission. We further consent to the use of our name and to all references to us under the caption "Legal Opinions" in the Prospectus forming a part of said Registration Statement included in or made a part of the Registration Statement.


                             Very truly yours,



                             Rich, May, Bilodeau & Flaherty, P.C.